CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-77311) and related Prospectus of SM&A Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated October 3, 1997 and September 20, 1996, with respect to the consolidated financial statements of Space Applications Corporation included in SM&A Corporation's Current Report (Form 8-K/A dated August 4, 1998), filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

Washington, D.C.
May 10, 1999




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